APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call C O R P O R A T E P A R T I C I P A N T S Matthew J. McKee Healthcare Services Group, Inc. - VP of Strategy Theodore Wahl Healthcare Services Group, Inc. - CEO, President and Director C O N F E R E N C E C A L L P A R T I C I P A N T S Andrew John Wittmann Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Chad Christopher Vanacore Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst Eduardo Ron UBS – Research Associate L. Mitra Ramgopal Sidoti & Company, LLC - Research Analyst Nicholas Mark Hiller William Blair & Company L.L.C., Research Division - Research Analyst Sean Wilfred Dodge Jefferies LLC, Research Division - Equity Analyst P R E S E N T A T I O N Operator Good day, ladies and gentlemen, and welcome to the Healthcare Services Group, Inc. 2017 First Quarter Conference Call. (Operator Instructions) As a reminder, this conference call may be recorded. The matters discussed on today's conference call include forward-looking statements about the business prospects of Healthcare Services Group, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often preceded by words such as believes, expects, anticipates, plans, will, goal, may, intends, assumes or similar expressions. Forward-looking statements reflect management's current expectations as of the date of this conference call and involve certain risks and uncertainties. The forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Healthcare Services Group's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors and the forward-looking statements are not guarantees of performance. Some of the factors that could cause future results to materially differ from recent results or those projected in forward-looking statements are included in our earnings press release issued prior to this call and in our filings with the Securities and Exchange Commission. We are under no obligation and expressly disclaim any obligation to update or alter the forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. I would now like to turn the conference call over to Ted Wahl, President and CEO. You may begin. Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Thank you, Nicole, and good morning, everyone. Matt McKee and I appreciate all of you joining us for today's conference call. We released our first quarter results yesterday after the close and plan on filing our 10-Q the week of April 24. Revenues for the first quarter were up over 5% to $404 million. Housekeeping and laundry increased 2%. Dining and nutrition grew at 10% for the quarter. Earnings from operations increased 10% in Q1 to $32 million. Both revenues and earnings from ops were company records. We have strong new business momentum heading into the balance of the year, and in conjunction with yesterday's earnings release, announced the addition of over $160 million of new service agreements set to begin during the second quarter. The provider community's renewed emphasis on core competencies, especially in this era of value-based purchasing, has increased the demand for outsourcing services of all kinds, including ours, that allow operators to focus on patient care and patient mix, which is really the lifeblood of their business rather than support services that

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call tend to drain their already limited resources. This increased demand will present significant opportunities for us in the years ahead, which is why people development from the newest employee to the most experienced of leader remains our highest priority. With that abbreviated overview, I'll turn the call over to Matt for a more detailed discussion on the quarter. Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy Thanks, Ted. Good morning, everyone. Net income for the quarter increased to $22 million or $0.30 per share. And both net income and earnings per share for the quarter were company records. Direct cost of services for the quarter came in at 85.4%, which is below our target of 86%. And going forward, our goal is to continue to manage direct costs under 86% on a consistent basis and continue to work our way closer to 85% direct cost of services. SG&A expense was reported at 7% for the quarter. But after adjusting for the $1.2 million change in deferred compensation investment accounts, which are held for and by our management people, our actual SG&A was 6.7%. And we would expect SG&A to continue to be at or below the 7% range going forward with some ongoing opportunities to garner modest efficiencies. Investment income for the quarter was reported at $1.6 million. But again, after adjusting for that $1.2 million change in deferred comp, actual investment income was around $400,000. Our effective tax rate for Q1 was 32%, which includes about a 2% impact related to FASB's required change in share-based payment accounting. And we expect our effective tax rate for the remainder of 2017 to be in the 34% to 35% range, excluding any share-based payment accounting impact, as we continue to maximize tax credit programs, including WOTC, the Worker Opportunity Tax Credit. We continue to manage the balance sheet conservatively, and at the end of the first quarter, had over $116 million of cash and marketable securities and a current ratio nearly 4:1. And receivables remained in good shape, DSO in line with the year-end, right around 63 days. As announced yesterday, the Board of Directors approved an increase in the dividend to $0.1875 per share payable on June 23. The cash flow and cash balances for the quarter support it. And with the dividend tax rate in place for the foreseeable future, the cash dividend program continues to be the most tax-efficient way to get the value and free cash flow back to the shareholders. This will be the 56th consecutive cash dividend payment since the program was initiated in 2003 after the change in tax law. And it's now the 55th consecutive quarter that we've increased the dividend payment over the previous quarter. That's now a 14-year period that includes 4 3- for-2 stock splits. So with those opening remarks, we'd be happy to open up the line for questions. Q U E S T I O N A N D A N S W E R Operator (Operator Instructions) Our first question comes from the line of A.J. Rice of UBS. Eduardo Ron This is Eduardo Ron filling in for A.J. We were wondering about typically when you have a bolus of new business that's concentrated in a region, you can tend to see margin pressure. How should we think about that for the next few quarters? Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Yes, I think during the second quarter ramp-up as the new business is phased in. Because we're operating at our most inefficient stage, we're inheriting the staffing patterns, the purchasing programs of the new customers, so you would see some ramp-up to get to the normalized margins during the second quarter, which we would expect to see at some point during the third quarter, typical to what you would -- we've experienced historically. Eduardo Ron All right. And can you provide us an update of the health of the nursing home portfolio?

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Yes, I mean, look, over the past few years, we talked about this on the past few calls and it continues to be something we have conversations about. But certainly, over the past few years, with the shift towards value-based purchasing and more specifically the bundling initiatives, RAC audits, more recently the requirements of participation, the industry continues to feel a heightened sense of regulatory as well as reimbursement uncertainty. And last quarter, we talked a little bit more in detail about the change in administration. But that certainly adds some additional uncertainty around the potential repeal and replacement of ACA, whether that's reinvigorated or not remains to be seen, Congress's ongoing interest in modernizing Medicare as well as Medicaid block grants and the potential for them. So again for us, that uncertainty has the effect of increasing the demand for our services. A significant part of our value proposition is the operational, financial as well as administrative certainty that we're able to provide on what amounts to 20% of a facility's cost structure. But that doesn't mean we can grow any faster. Again, the constraint on our growth continues to be our ability to develop management people. But certainly, the ongoing uncertainty within the long-term and post-acute care industry has forced operators to really focus and refocus on core competencies, which I've referenced in my opening remarks. Operator Our next question comes the line of Sean Dodge of Jefferies. Sean Wilfred Dodge - Jefferies LLC, Research Division - Equity Analyst So Ted, maybe going back to your comments around the increasing drivers or demand for outsourcing. So that being said, this is, I think, the third time we've seen a big bolus of business deliver much of your revenue growth for the year. Can you help us better understand maybe some of the dynamics behind that, why it seems like the business is coming on in a little bit more lumpy manner? Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy Yes, Chad -- I'm sorry, Sean, we've talked about this previously. And certainly, as some of the regional chains and multistate chains have expanded, we've seen the lumpiness apply to the housekeeping and laundry segment to some degree as their operational structures have really grown to somewhat mirror ours. So as you gain momentum in a certain geography facility-by-facility, there's often that rolled-up benefit that applies with a Regional Vice President of Operations or a Regional Director of Operations within those state-based or multistate operator chains. So there is that impact with housekeeping and laundry. But certainly, the more pronounced lumpiness applies to the dining and nutrition segment. And the reason is that it's really more of a significant transition from the in-house operation to the outsourced model. When we go in, as we've talked about previously, we're typically bringing in a new menu, a new clinician, the registered dietitian who will serve as the clinical liaison from the dining operation to the medical director at the facility. And most typically, we are changing the service offerings at the facility as well. So when you roll all of those together, there tends to be more transition issues as it relates to a dining move from in-house operation to outsourcing through Healthcare Services Group. When you look at some of those state-based and regional and even multistate operators with whom we are growing in the dining segment, their preference is that they would make all of those transitions among the facilities under their management at one date certain rather than, which would have been historically our preference as we develop managers through the management training program, we would layer them into the new facilities as the demand requires. But the operators are increasingly looking to make all of the facility starts to line up so that they go through all the transition pains or bumps and bruises in one fell swoop rather than sort of death by 1,000 paper cuts. So I think that's the dynamic that most drives the lumpiness that you'll see in dining. Not to say that it's related in any way to demand for either segment being significantly up or down or suggesting that there's any cyclicality or seasonality to the demand for either of those services, but I think it really is driven by that factor of clients wanting to start all of the dining facilities at the same time as opposed to dragging them out over a longer period of time. Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director And Sean, the only thing I would maybe amplify relative to Matt's response, and it's specifically related to housekeeping or at least more directly related to housekeeping, is the driver of -- is what drives some of the lumpiness is geography. When you think about the most significant -- when we look out over the next 3 years, right, for housekeeping specifically, we look at that as a mid-single-digit, maybe high double-digit growth rate, quarterly or annual ebbs and flows notwithstanding. But again, the top line variability in housekeeping is primarily driven by geography, where are we adding the business. Nearly all of the cost in housekeeping, 85% to 90%, are labor and labor-related. So a 200-bed facility in Manhattan that's subject to a CBA, high wage rates, rich benefit program, pension contributions, that may be a multimillion-dollar contract. That same size facility in rural Louisiana, lower wage scale, limited medical benefits, that may be a $250,000 contract. From our perspective, it's similar efforts, similar resources, but again in any given quarter or any given year, that can affect, more specifically related to housekeeping, that segment's top line performance.

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call Sean Wilfred Dodge - Jefferies LLC, Research Division - Equity Analyst Okay. And so maybe staying on the topic of geography, this new bolus seems like it's particularly concentrated in the Northeast and the Mid-Atlantic. To what extent does that maybe strain capacity there to grow in the near term? But at the same time, you've got the whole rest of the United States, where there may be some capacity for growth. So can you talk about maybe overall the ability, your growth outlook beyond this bolus of business for the remainder of the year? Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy Yes. As you highlighted, Sean, about half of the facilities that we've highlighted in this new bolus of business that we're adding in the second quarter are concentrated in our Northeast and Mid-Atlantic divisions. And the balance are spread fairly evenly across the rest of our operating divisions. We had a nice mix comprised of multiple customer groups, some state-based, some multistate operators. So there is a concentration in the Northeast and the Mid-Atlantic. So as is typical, when there is significant growth in any geography, there will be sort of added efforts and additional management applied to those starts to make sure that we're transitioning effectively, that we're managing the new customer relationships and that we're ultimately getting those facilities with our systems implemented and ultimately at the budget levels that we've anticipated. So that is a process, and certainly, when we bring in new business in any geography, if there's a particular concentration in a given geography that's going to take more management effort and it's going to typically pressure margins in those areas. Now we've talked about correspondingly in the ideal scenario, the management development function, the recruiting of management candidates, shepherding those folks through the management training program, that doesn't stop when we have these new business adds. But the reality is that it's typically an all-hands-on-deck exercise in a geography that's especially experiencing growth. So inevitably, there is sort of a tamp down in the recruiting efforts and the training efforts. So what we'll most likely see, especially here in the Northeast and Mid-Atlantic is, as they get these facilities on track, implement our systems, make sure the clients are satisfied and ultimately get them on budget, that's when there would be sort of that ebb and flow in which the end of that time period is when we'd see more of the ramp-up in the recruiting and the management development, which then ultimately contributes to the completion of that virtuous cycle of ultimately as those managers are developed, they would look toward the next wave of growth in that area. Now if you look outside of those specific divisions, those that are not as impacted by this amount of growth in the second quarter here, it's really business as usual. As they're layering in those new facilities, there's not a tremendous concentration of facilities in any other geography outside of the Northeast and Mid-Atlantic. So for those areas, it should be that continuous cycle of recruiting, training and developing the next wave of management folks so that as they come through the training program, almost in a production line-type fashion, Sean, we'll be ready to place them in a new facility. So I think there will be a slowdown in the Northeast and the Mid-Atlantic. But as far as the rest of the country, there's no significant areas that are overburdened, so we would expect business as usual with respect to the management development function, which, of course, then ties into our ability to grow the business. Operator Our next question comes from the line of Chad Vanacore of Stifel. Chad Christopher Vanacore - Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst So I was just thinking about the mix of new contracts that you had. Can you split that out by housekeeping and dietary? Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Yes, Matt touched on it. But again, the majority of it, let's call it 80% plus, is dining-related. And again, that's what we're calling out as we head into the quarter. Given the flexibility and the capacity that we have in at least half the country that has less of the concentration, we would expect ongoing normal type of business-type growth really in both segments. About half the facilities, as Matt alluded to, are concentrated in the Northeast and Mid-Atlantic. And it's comprised of multiple customer groups. We've got state-based chains, a multistate operator, and one particular national operator which makes up a substantial portion of that growth. And I think, Chad, just to try to put the $160 million-plus in some additional context, at least in the way that we think about it, the way management thinks about it, coming into the year, we felt like we were in a good position in terms of existing management capacity as well as the quality and quantity of the management trainee pipeline. And that, more than anything else, has and will continue to be the governor on our growth. Now here we are, 4 decades in, and we still have not found a management development shortcut in that promotion from within model. And if you look back historically, thinking about what the next 3 years will look like, the sweet spot for us as it relates to delivering our commitments that we have related to customer experience, which is critical for us, as well as career opportunity for our employees has been that high single, low double-digit-type growth range. And that's been the case, that remains the case as I said, when we look out over the next few years. Of course, we're going to have quarters or years, perhaps 2017 is going to be one of them, where because of the timing of the new business adds, this bolus that we're culling out, we grow at a

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call faster rate. And that's still manageable. But it does require that we are much more conscientious in managing that customer experience at the facility level and really at the client and customer level even outside the facility. Not just for the purposes of maintaining the client retention levels, which are critical for all the obvious reasons, but more importantly making sure we have a satisfied client base because it's our current facility level client partners that ultimately serve as the reference base or in many cases the catalyst for those future growth opportunities. Chad Christopher Vanacore - Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst Well, Ted, if I remember right, the last couple of quarters, you had -- you kind of pulled back from the low double-digit growth and you said maybe you'd see some high single-digit growth. Just that these contracts that you're closing on add around 10% to your annual revenues. So what we should be thinking in terms of growth for the year or any progression of new contract adds from here on out? Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director I think the greater than $160 million, without taking those retention rates, those client satisfaction levels for granted, I think it would be fair to tease out the $160 million with the full run rate being reflected in the third quarter. And then again, as Matt touched on, for the --- about half the country, right, we had normal type of business- type growth rate. So you could certainly see a double-digit, maybe gets into the mid-teens type of year. But there's a hell of a lot of execution that goes into that. But that's what we're set up for. Again, it doesn't mean going into next year or teasing it out over 3 years, it's the new norm. That high single-digit, low double-digit range for us over the mid-term, over the long-term is really that sweet spot. And that's why I wanted to underscore that point. Chad Christopher Vanacore - Stifel, Nicolaus & Company, Incorporated, Research Division - Analyst All right. And since you touched on client retention a couple of times, have you actually seen a meaningful increase in client retention associated with demand for the business? Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy We've seen an increase, Chad, in client retention. But it really, I think, relates to 2 things. Number one, we've certainly put much more of a focus on delivering client outcomes, really driving client satisfaction and ultimately linking client satisfaction to client retention, which has not always been the case. We've retained some business with clients who may not be as satisfied as we would like for them to be. And we've lost other business, where the client was in all other ways completely satisfied with our services. So we have made efforts to really focus on implementing our systems, consistently implementing our systems and our quality assurance programs to really drive that increase in client satisfaction, which we believe has translated into an increase in client retention. The other driver that we've been open in discussing previously is that when you're cross-selling dining services into a client, it really elevates the relationship from both an operational perspective but also from a financial perspective. And if you think about when we've talked about where we're --- the scenario in which we're most at risk for cancellation, it's typically when there's a change in ownership or control at the facility level. When that new operator comes into a facility, if we're there in a housekeeping and laundry capacity, for them to unwind that relationship, it's not all that cumbersome. It's pretty simple, right? But if you've got housekeeping and laundry and we're also managing the dining and nutrition operations at the facility, that's a pretty significant relationship both financially and operationally and certainly from a quality perspective to unwind. So when we do have that expanded relationship, there's less of an incentive for that new operator to come in and want to unwind those services. It's certainly a much more complicated proposition. And certainly, when given a chance at bat, which we do better at assuring ourselves in those new scenarios these days with a new operator, we've certainly demonstrated the value and ideally earn a place at the table on a go-forward basis. So certainly, all of those factors have contributed to the gradual increase that we've seen in the retention rates. Operator Our next question comes the line of Ryan Daniels of William Blair. Nicholas Mark Hiller - William Blair & Company L.L.C., Research Division - Research Analyst This is Nick Hiller in for Ryan Daniels. Most of my questions have been asked. I just had a quick one. More recently, you've talked about some of the IT investments you've made in web-based training. Have you seen any early success in shortening the onboarding time there for new hires with those initiatives? And does that free up any managerial resources enough that you can speed up the pace of new business additions?

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy I would say yes to the first parts of your question, Nick, as to whether that translates into -- or correlates to our ability to increase new business adds, I don't think we'll see that. As we've talked about, we continue to have the governor of growth being our ability to develop our managers through the training program. Now certainly some of the technology initiatives that you're referring to have certainly contributed to the management development training program. We're able to push out electronic-based and cloud-based training programs from the corporate office so that there's an element of self-study in addition to that hands-on apprenticeship-type training that happens in the management training program. But it doesn't really accelerate either the throughput from a timing perspective and that folks can get through that training program in a faster fashion nor does it significantly improve the overall turnover that we're seeing through that management training program. It is still a very hands-on program. And because of that, we do have 2/3 of the candidates that aren't making it through. The real impact from an efficiency perspective, Nick, that we've seen in some of the technology initiatives that we've launched is really at the management level at the facility, the facility level manager. We've initiated an electronic onboarding program that really took what was anywhere from a 50- to 75-page application for our line staff employees. We're talking about housekeeping applicants, pot washers and dishwashers applying for a position and having to fill out a 50- to 75-page hard copy application. The manager at the facility often had to sit over their shoulder and explain portions of that as it related to social security verification, background check and screening, abuse registry checks, et cetera. And then the manager had to aggregate that information, send it to the corporate office, who would then disperse the various parts of the application to the relevant parties for review and approvals, reaggregate and send back to the facility with either an okay to hire or a flag to not hire that potential applicant. What we've done is we've created this electronic onboarding platform that's really translated at a fourth grade reading level so that the applicant can now sit down in front of a Chromebook and go through that whole application themselves. And that frees up the manager to otherwise manage the facility, right? It certainly helps us from a compliance perspective in that now all parts of the employee application and employee file are housed electronically in a cloud-based fashion and we can free up that management time so that that manager now instead of having to sit over their shoulder and translate the application for them, is free to go and do systems implementation, manage the client relationship and initiate our quality assurance programs that will ultimately drive client satisfaction and hopefully retention. So certainly, we would expect to see improvements, more on the qualitative side, Nick, as we look at some of those initiatives as it relates to IT investments. Does that translate into increased growth? No, we don't believe it does because the governor on that growth is still related to our capacity to develop managers for the training program. And as we've talked about previously, we've not found any significant shortcuts in developing those folks through the training program. Operator Our next question comes from the line of Andy Wittmann of Robert W. Baird. Andrew John Wittmann - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst So I guess thank you for the color on the new business, I think most of those have been handled. I wanted to just understand the tax rate comment, Matt, a little bit. You said 34%. Was that -- and I think you also said excluding the new accounting standard. Is that correct? And if that is correct, can you talk a little bit about what the factors are that can lead the tax rate to come in lower and how those are shaping up here maybe for 2Q or the rest of the year? I know that there are variables, but any help there would be helpful. Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Yes, I'd say excluding the share-based payment accounting, Andy, our tax rate would have been 34% and change. And going forward, as we look out over the remainder of the year, again barring increased profitability, right, which would have the effect of a higher portion of our profits being taxed at a higher rate, given the scale of the tax rate system, we would expect it to be in that 34% to 35% range. But the 2% benefit that we received was just the result of that share-based payment accounting, which as you know essentially takes the excess tax benefit from option exercises and now runs it through tax expense as opposed to equity. Andrew John Wittmann - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Yes. And so basically, if the stock keeps going higher, is that one of the key factors that leads to the what is reported as a lower GAAP tax rate?

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Yes, it could be. And again, it doesn't change the cash taxes we pay. It's just removing one additional book-to-tax difference that exists out there. But that could be one driver. But it also depends on option exercises, the volume of option exercises and when the timing of them hits, whether it's Q1, Q2, Q3 and Q4. Traditionally, Q4 and Q1 have been more active option exercise quarters. But I don't think it's going to be something that's overly significant this quarter. It added about $0.01 or so to our earnings per share. But again, it's not something we're really baking into our internal cake on how we manage the business because it's already in there. It doesn't change the cash aspects of how we manage the business. So whatever falls out quarter-to-quarter, we'll talk about it, we'll call it out and we'll explore it from there. Andrew John Wittmann - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Great, that's helpful. Just looking at the balance sheet here a little bit, the cash balance is up again this quarter. It's starting to probably have even more of a factor or will be over the next couple of quarters on your ROE. I was just wondering for the update here, Ted, on the prospect of returning more capital to shareholders either through a more material dividend bump special or even buyback. Where are you on that thought process in terms of where your balance sheet stands today? Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director I think everything is on the table. It's something the board evaluates on an ongoing basis, Andy. And I know we've talked about this before. But we're committed to continuing to gain operating experience in managing growth opportunities, taking on this bolus of new business during the course of the year, right? That's from a timing perspective, that's a cash outlay that needs to be considered. But also the capitalization requirements of the captive and how all of that works within the working capital needs of the parent company, and then determining the capital allocation strategy moving forward. I would say longer term, obviously the potential for tax reform and the ongoing acceleration of earnings and cash flow continues to lend credence to kind of your question about, is it a matter of when? Or is it a matter of if? And I would tend to lean more towards the when. But it's evaluated quarter-to-quarter, year-over-year, and we're always looking forward to determining what the highest and best use of our free cash flow is, vis-Ã -vis capital allocation. Andrew John Wittmann - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Great. And then my last question here is just on some of the reports that came out about the company quarterly results being rounded up for a long period of time in the quarter. The annual results clearly don't round up. But I think just given that this has gotten some attention, it would be worth having you guys comment on that and just give us your thoughts on that. Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Well, I can tell you, without knowing exactly what article or more specifically what iteration of articles you're referring to, I can tell you we believe our best efforts are spent actually running the company and delivering outcomes for our customers, our employees and all of our shareholders, not the latest and greatest investor sentiment or third-party articles and blogs. And I would say regardless of bias, Andy, whether they're positive or negative, God knows there is plenty of both out there. And when you look at over the past 10 or so years that you mention, our track record really speaks for itself. We've tripled the size of the company, customers, employees, revenues, profits. We've paid out more than $400 million in dividends during that time frame. And most importantly, we've positioned the company today to surpass that performance and deliver for all of our stakeholders over the next decade. So again, I think our track record of performance over the past 10 years really stands on its own. Operator And our next question comes from the line of Mitra Ramgopal of Sidoti. L. Mitra Ramgopal - Sidoti & Company, LLC - Research Analyst Just a quick question. Given the type of labor market, I was just wondering if you're seeing any change in terms of applicant activity as you try to bring in more managerial talent and to expand it?

APRIL 12, 2017 / 8:30AM EST, HCSG - Q1 2017 Healthcare Services Group Inc Earnings Call Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy We haven't, Mitra. No, I mean, we've --- regardless of the overall labor market, we've been remarkably consistent in our ability to garner enough resumes and hire enough employees. It's just in getting them through the training program that's been the restricter on our ability to grow the business. So if you look at kind of expanding out the view on the labor market, we've seen some inflationary-related pressures, particularly in states that have adopted minimum wage initiatives, like California, New York, Washington State. But that's really no different than how we would handle any pass-through increase because we match the wage rates, mirror the benefits and recognize the seniority at each facility. So really, any change in the conditions of employment, like minimum wage or for that matter, health and welfare as it might relate to ACA or a union stipulated increase, commodity costs in food, DOL exemptions, exempt minimum salary threshold, all those trigger the pass-through clauses in our contracts and we would increase the billing accordingly, so really haven't seen any labor market pressures that have impacted our ability to either recruit and develop managers effectively nor recruit and retain the appropriate line staff employees in the facilities. L. Mitra Ramgopal - Sidoti & Company, LLC - Research Analyst Very helpful. And then quickly on the sales cycle, I was just wondering if you're seeing any change there in terms of bringing on new business, the time it takes to generate that sale. Matthew J. McKee - Healthcare Services Group, Inc. - VP of Strategy I think as far as the sales cycle, Mitra, the main difference would be sort of the size of the opportunity. Clearly, we look at each and every sale, if you will, as a facility- by-facility exercise. But clearly, as we've discussed as it relates to sort of the lumpiness, particularly in the dining business, our clients are increasingly wanting to look at all of their facilities in one fell swoop. So as it relates to the size of the opportunity, there is typically a correlation in the length of the sales process related to that opportunity. So with some of these bigger deals and certainly the specific deal that we've alluded to as the primary driver of the second quarter growth here, that was a discussion that was complex and it was held over a long period of time. And there are ongoing discussions just like that, that may not come to fruition for a year or so. It might not be until first or second quarter of 2018 that some of the discussions that are substantive but ongoing currently come to fruition. The flip side of that would be in any given geography, where you have the local administrator who leaves one facility and goes to the next, that's our greatest source of growth opportunity. So as that administrator calls us to bring us in to examine that new facility as an opportunity for expansion, that's a scenario that could turn around within a matter of weeks. So there is, as always, a high degree of variability in the sales cycle. But we haven't seen any external factors, Mitra, that are significantly accelerating nor impeding this sales cycle. It's really driven by kind of the size of the opportunity for the most part. Operator I'm showing no further questions at this time. I'd like to hand the call back over to Mr. Ted Wahl for any closing remarks. Theodore Wahl - Healthcare Services Group, Inc. - CEO, President and Director Thank you, Nicole. And as the company enters its fifth decade, our vision for the future is clear, to be the choice for our customers and all of the communities we touch each and every day, including our employees, residents and shareholder partners. Our primary operational goal is to provide an extraordinary service and experience to our customers by executing on our systems implementation and adherence and people development strategies. These are the key ingredients that will ensure sustainable, profitable growth over the long term. As we look to continue our positive momentum in the year ahead, the demographic trends have been and continue to be in our favor. We're in an unprecedented cost containment environment that's increased the demand for outsourcing services of all kinds, including ours. We have the most talented management team that we've had in the history of the organization. And we have the financial wherewithal to grow the business as fast as our ability to manage it. Ours is an execution business. And our ability to execute is what will drive our success in the months and years to come. So on behalf of Matt and really all of us at Healthcare Services Group, I wanted to thank Nicole for hosting the call today, and thank you to everyone for participating. Operator Ladies and gentlemen, thank you for participating in today's conference. That does conclude today's program. You may all disconnect. Everyone, have a great day.